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                                                          Exhibit 23-b









                  CONSENT OF INDEPENDENT ACCOUNTANTS





      We consent to the incorporation by reference in the registration statement of Kansas City Power & Light Company on Form S-3 (File Nos. 33-51799 and 333-17285) and Form S-8 (File Nos. 33-45618 and 33-58917)
of our report dated February 14, 1997, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.




                                        /s/Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.




Kansas City, Missouri
March 14, 1997